Exhibit 99.1

Information Relating to Item 14 — Other Expenses of Issuance and Distribution, of the Registration Statement.

The expenses to be paid by Itron, Inc. (the “Company”) in connection with the issuance and distribution of the Company’s common stock, without par value per share, being offered pursuant to the registration statement, File No. 333-123346 (the “Registration Statement”), and a prospectus supplement filed May 13, 2005 (the “Prospectus Supplement”), other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$11,770	*
NASD, blue sky fees and expenses	10,500
Printing and engraving expenses	60,000
Legal fees and expenses	125,000
Accounting fees and expenses	105,000
Transfer agent and registrar fees	5,000
Miscellaneous	32,730

Total	$350,000

*	Amount of the filing fee paid by the Company in connection with the filing of the Registration Statement.